Exhibit 99.19

CWABS 2005-3

Assumptions
-----------
60% Severity.
12-mo Recovery Lag.
Trigger Failing.
Run to Maturity.
100% Servicer Advance.
100% Pricing Speed
Defaults on Top of Prepayment.


Arm Group
      -------------------------------------------------------------------------
                   Forward LIBOR                 Forward LIBOR + 200 bp.
      -------------------------------------------------------------------------
        Break CDR    Collat Grp Cum Loss    Break CDR    Collat Grp Cum Loss
-------------------------------------------------------------------------------
MV1        18.52   383,452,606.76 (22.29%)     14.67    320,360,281.69 (18.63%)
-------------------------------------------------------------------------------
MV2        13.92   307,176,411.62 (17.86%)     10.46    242,943,261.61 (14.12%)
-------------------------------------------------------------------------------
MV3        12.47   281,015,135.06 (16.34%)      9.12    216,205,004.71 (12.57%)
-------------------------------------------------------------------------------
MV4        10.60   245,599,303.45 (14.28%)      7.41    180,440,899.75 (10.49%)
-------------------------------------------------------------------------------
MV5         9.24   218,569,799.77 (12.71%)      6.15     152,824,984.01 (8.89%)
-------------------------------------------------------------------------------
MV6         8.26   198,383,968.62 (11.53%)      5.16     130,323,920.90 (7.58%)
-------------------------------------------------------------------------------
MV7         6.96    170,636,417.61 (9.92%)      3.75      96,978,645.87 (5.64%)
-------------------------------------------------------------------------------
MV8         6.25    154,991,531.73 (9.01%)      2.96      77,590,798.97 (4.51%)
-------------------------------------------------------------------------------
BV          5.28    133,029,144.21 (7.73%)      1.79      47,888,998.41 (2.78%)
-------------------------------------------------------------------------------



Fixed Group
      -------------------------------------------------------------------------
                   Forward LIBOR                 Forward LIBOR + 200 bp.
      -------------------------------------------------------------------------
      Break CDR    Collat Grp Cum Loss    Break CDR      Collat Grp Cum Loss
-------------------------------------------------------------------------------
MF1         7.66   110,037,374.67 (16.18%)      7.48    108,011,225.45 (15.88%)
-------------------------------------------------------------------------------
MF2         6.26    93,697,650.76 (13.78%)      6.10     91,741,928.44 (13.49%)
-------------------------------------------------------------------------------
MF3         5.44    83,470,316.41 (12.28%)      5.39     82,829,931.97 (12.18%)
-------------------------------------------------------------------------------
MF4         5.01    77,897,649.93 (11.46%)      4.75     74,454,974.00 (10.95%)
-------------------------------------------------------------------------------
MF5         4.56    71,903,369.60 (10.57%)      4.17      66,568,690.83 (9.79%)
-------------------------------------------------------------------------------
MF6         4.05     64,900,390.77 (9.54%)      3.59      58,384,587.14 (8.59%)
-------------------------------------------------------------------------------
MF7         3.61     58,671,932.14 (8.63%)      3.16      52,115,127.08 (7.66%)
-------------------------------------------------------------------------------
MF8         3.34     54,761,021.75 (8.05%)      2.73      45,665,793.99 (6.72%)
-------------------------------------------------------------------------------
BF          2.74     45,817,876.84 (6.74%)      2.37      40,122,569.06 (5.90%)
-------------------------------------------------------------------------------